UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: April 4, 2012

(Date of earliest event reported)

CafePress Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File Number)	identification number)

1850 Gateway Drive, Suite 300, San Mateo, California 94404

(Address of principal executive offices, including zip code)

(650) 655-3500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 4, 2012, CafePress Inc. (“CafePress”) completed its previously-announced acquisition of substantially all of the assets of Logo’d Softwear, Inc., an e-commerce provider of personalized apparel and merchandise for groups and organizations. The asset purchase agreement provided for a total initial purchase price of $8.3 million, consisting of $7.5 million in cash and 45,060 shares of CafePress common stock, as well as contingent rights for the principal stockholder to receive up to $8.6 million in future performance-based cash consideration. In addition, in connection with the closing, our Board of Directors granted the principal stockholder an option to purchase shares of our common stock with an aggregate value of up to $2.1 million, with vesting based on the achievement of certain performance milestones. The contingent right to future earn-out payments will expire on June 30, 2016.

On April 9, 2012, CafePress issued a press release announcing the closing of the acquisition of substantially all of the assets of Logo’d Softwear, Inc. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of CafePress Inc., dated April 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 9, 2012	CafePress Inc.

	By:	/s/ Monica N. Johnson
Monica N. Johnson
Chief Financial Officer